 Exhibit 99.1

LEASING FUND

TWELVE, LLC

PORTFOLIO OVERVIEW

SECOND QUARTER

2008

ICON LEASING FUND TWELVE, LLC

- Second Quarter 2008 Portfolio Overview -

Dear Fellow Member of ICON Leasing Fund Twelve, LLC:

We are pleased to present this Portfolio Overview for ICON Leasing Fund Twelve, LLC (the “Fund”) for the second quarter of 2008.  References to “we”, “us” and “our” are references to the Fund, references to “ICON Capital” or the “Manager” are references to the manager of the Fund, ICON Capital Corp.

The Fund

Our initial offering period began on May 7, 2007 and is anticipated to close in April 2009.  From our initial offering through June 30, 2008, we raised approximately $180,034,927 in capital contributions.

During the reporting period, we continued to operate in our offering period, during which time we continued to raise capital through the sale of our membership interests and also continued to acquire equipment subject to lease or to structure financings secured primarily by equipment.  Cash generated from these investments facilitates distributions to our members.  Availability of cash to be used for reinvestment depends on the requirements for expenses, reserves and distributions to members.

Our operating period is anticipated to continue for a period of five years from the closing of the offering period, unless extended at our Manager’s sole discretion.  Following our operating period, we will enter our liquidation period, during which time equipment we own will be sold in the ordinary course of business.

Recent Significant Transactions

Transactions

•
On May 5, 2008, we, through our wholly-owned subsidiary, ICON Magnum, LLC (“ICON Magnum”), acquired title to a Bucyrus Erie Model 1570 Dragline (the “Dragline”) for $12,460,807.  The Dragline is being leased to Magnum Coal Company and its subsidiaries.  ICON Magnum collected interim rent of approximately $6,700 per day until the commencement of the base lease term.  The base lease term is 60 months and commenced on June 1, 2008.  Acquisition fees of approximately $374,000 were paid to our Manager.

•
On June 30, 2008, we, along with ICON Leasing Fund Eleven, LLC, an affiliate of ours (“Fund Eleven”), through our joint venture ICON Pliant, LLC (“ICON Pliant”), entered into an agreement with Pliant Corporation (“Pliant”) to acquire manufacturing equipment.  We and Fund Eleven have ownership interests in ICON Pliant of 45% and 55%, respectively.  The purchase price of the equipment was $12,115,000, of which we paid approximately $5,452,000.  The base lease term commenced on October 1, 2008 and will continue for a period of 60 months.  Accrued acquisition fees of approximately $363,000 were paid to our Manager, of which our portion was approximately $164,000.

•
On November 7, 2008, ICON Appleton, LLC ("ICON Appleton"), our wholly owned subsidiary, made a secured term loan to Appleton Papers, Inc. in the amount of $22,000,000.  The loan is secured by a one off machine paper coating manufacturing line.  Our Manager received an acquisition fee in the amount of $220,000.

Portfolio Overview

Our equipment portfolio consists of investments that we have made directly as well as those that we have made with our affiliates.  In addition to the recent investments described above, as of June 30, 2008, our equipment portfolio consisted primarily of the following investments:

•
Telecommunications equipment subject to a 48-month lease with our wholly-owned subsidiary, ICON Global Crossing IV, LLC (“ICON Global Crossing IV”).  We, through ICON Global Crossing IV, purchased the equipment for approximately $21,294,000 and entered into three leases with Global Crossing Telecommunications, Inc. (“Global Crossing”) that are scheduled to expire on November 30, 2011.

•
In addition to the equipment described above, we, through ICON Global Crossing IV, own telecommunications equipment purchased for approximately $5,939,000. The telecommunications equipment is subject to a lease with Global Crossing.  The base lease term is 36 months and commenced on April 1, 2008, thereby affording ICON Global Crossing IV the opportunity to collect interim rent.

•
Machining and metal working equipment subject to lease with LC Manufacturing, LLC (“LC”) and MW Crow, Inc. (“Crow”), both wholly-owned subsidiaries of MW Universal, Inc.  We acquired the equipment for a total cash investment of $19,560,000 and it is subject to a 60-month lease with LC and Crow that commenced on January 1, 2008.  The equipment is comprised of all of LC’s and Crows’s capital assets including, but not limited to, hydraulic presses, stamping equipment, welders, drop hammers, forgers, and other related metal working and plastic injection molding equipment.

•
A 55% interest in semiconductor manufacturing equipment acquired by ICON EAR, LLC (“ICON EAR”), for the purchase price of $6,935,000.  This equipment is subject to a 60-month lease with Equipment Acquisition Resources, Inc. (“EAR”) and commenced on July 1, 2008.  ICON EAR also acquired and simultaneously leased back to EAR certain semiconductor manufacturing equipment for a total purchase price of $8,794,500. The equipment consists of silicone wafer slicers, dicers, backgrinders, lappers, and polishers that are designed to size microchips from embryo wafers.  The leases commenced on July 1, 2008 and will continue for a term of 60 months.

•
A 51% interest in one Aframax 98,507 DWT (deadweight tons) product tanker – the Mayon Spirit.  We acquired our interest in the vessel through a joint venture with an affiliate.  The purchase price of the Mayon Spirit was approximately $40,250,000, comprised of approximately $15,312,000 in cash, paid in the form of a capital contribution to the joint venture, and a non-recourse loan in the amount of approximately $24,938,000.  Simultaneous with the purchase of the Mayon Spirit, the vessel was bareboat chartered back to an affiliate of Teekay Corporation (“Teekay”).  The 48-month bareboat charter with Teekay is scheduled to expire in July 2011.  Our cash portion of the acquisition cost was approximately $8,537,000, which includes costs and expenses incurred in connection therewith.

•
Auto parts manufacturing equipment purchased from Sealynx Automotive Transieres SAS (“Sealynx”) that were simultaneously leased back to Sealynx.  We paid approximately $11,626,000 for the equipment.  The base lease term is 60 months and commenced on March 3, 2008.  The equipment consists of all of Sealynx’s machinery in its operating facility including its mixing, extrusion and pressing machinery.  As additional security, we received a first lien on Sealynx’s real property located in Transieres, France.

•
Two handy-size vessels that hold 1,500 TEU (twenty-foot equivalent unit) containers from the Vroon Group B.V. (“Vroon”) through our wholly-owned subsidiaries ICON Arabian Express, LLC (“ICON Arabian”) and ICON Aegean Express, LLC (“ICON Aegean”, together with ICON Arabian, collectively, the “Vessels”).  We acquired the Vessels by making a cash payment of approximately $6,150,000 per vessel and a non-recourse loan in the amount of approximately $19,350,000 per vessel.  The total aggregate purchase price of the Vessels was $51,000,000.  We have a 72-month bareboat charter for the Vessels with a subsidiary of Vroon that commenced on March 31, 2008.  All obligations of the charterer under the respective bareboat charter are guaranteed by Vroon.

Transactions with Related Parties

We have entered into certain agreements with our Manager and with ICON Securities Corp., a wholly-owned subsidiary of our Manager, whereby we pay certain fees and reimbursements to those parties.  Our Manager is entitled to receive an organizational and offering expense allowance of 3.5% of capital raised up to $50,000,000, 2.5% of capital raised between $50,000,001 and $100,000,000, 1.5% of capital raised between $100,000,001 and $200,000,000, 1.0% of capital raised between $200,000,001 and $250,000,000 and 0.5% of capital raised over $250,000,000.  ICON Securities Corp. is entitled to a 2% underwriting fee from the gross proceeds from sales of shares to additional members.

In accordance with the terms of our Limited Liability Company Agreement, we pay or paid our Manager (i) management fees ranging from 1% to 7% based on the type of transaction and (ii) acquisition fees, through the end of the operating period, of 3% of the gross value of our transactions.  In addition, our Manager will be reimbursed for administrative expenses incurred in connection with our operations.

Our Manager performs certain services relating to the management of our equipment leasing and financing activities.  Such services include the collection of lease payments from the lessees of the equipment, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaise with and general supervision of lessees to assure that the equipment is being properly operated and maintained, monitoring performance by the lessees of their obligations under the leases and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by the Manager or its affiliates that are necessary to our operations.  These costs include our Manager’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs, that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in the Manager.

Our Manager also has a 1% interest in our profits, losses, distributions and liquidation proceeds.  We paid distributions to the Manager totaling $59,069 for the six months ended June 30, 2008.  Our Manager’s interest in our net income (loss) for the three months ended June 30, 2008 and 2007 was $14,158 and $(2,009), respectively.  Our Manager’s interest in our net income (loss) for the six months ended June 30, 2008 and 2007 was $21,446 and $(2,009), respectively.

Fees and other expenses paid or accrued by us to our Manager or its affiliates for the three and six months ended June 30, 2008 and 2007 were as follows:

			Three Months Ended		Six Months Ended
Entity	Capacity	Description	2008	2007	2008	2007
ICON Capital Corp.	Manager	Organizational and
		offering expenses (1)	$670,919	$583,804	$1,358,767	$583,804
ICON Securities Corp.	Managing broker-dealer	Underwriting fees (1)	$865,710	$333,496	$1,678,369	$333,496
ICON Capital Corp.	Manager	Acquisition fees (2)	$682,486	$210,236	$2,740,654	$210,236
ICON Capital Corp.	Manager	Administrative expense
		reimbursements (3)	$741,180	$191,327	$1,431,999	$191,327
ICON Capital Corp.	Manager	Management fees (3)	$372,010	$-	$559,147	$-

(1) Amount charged directly to members' equity.
(2) Amount capitalized and amortized to operations over the estimated service period in accordance with the LLC's accounting policies.
(3) Amount charged directly to operations.

At June 30, 2008, we had a payable due to our Manager and certain of our Manager’s affiliates of $765,008.  The Manager was due $697,464, which is comprised of $442,490 of administrative expense reimbursements, $204,291 of acquisition fees and $50,683 of organizational and offering expenses.  ICON Securities Corp. was due $67,544 for underwriting fees.  Members may obtain a summary of administrative expense reimbursements upon request.

Your participation in the Fund is greatly appreciated and we look forward to sharing continued successes.

Sincerely

ICON Capital Corp., Manager

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as the FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Balance Sheets

Assets

	June 30,
	2008	December 31,
	(unaudited)	2007
Current assets
Cash and cash equivalents	$49,105,719	$22,154,903
Current portion of net investment in finance leases	5,949,094	4,011,408
Other current assets	457,642	152,878

Total current assets	55,512,455	26,319,189

Non-current assets
Net investment in finance leases, less current portion	25,118,909	17,610,522
Leased equipment at cost (less accumulated depreciation of
$6,367,749 and $1,823,881, respectively)	141,970,830	65,809,766
Note receivable on financing facility, net	4,252,390	4,087,568
Investment in joint venture	163,553	-
Other non-current assets, net	939,698	415,144

Total non-current assets	172,445,380	87,923,000

Total Assets	$227,957,835	$114,242,189

Liabilities and Members' Equity
Current liabilities
Current portion of non-recourse long-term debt	$9,799,401	$4,913,501
Derivative instruments	820,302	686,176
Deferred revenue	5,956	541,830
Due to Manager and affiliates	765,008	246,926
Accrued expenses and other current liabilities	424,807	134,620

Total current liabilities	11,815,474	6,523,053

Non-current liabilities
Non-recourse long-term debt, net of current portion	48,485,602	17,566,769

Total Liabilities	60,301,076	24,089,822

Minority Interest	15,308,480	10,862,758

Commitments and contingencies (Note 11)

Members' Equity
Manager	$(56,015)	$(18,392)
Additional Members	152,556,649	79,657,951
Accumulated other comprehensive loss	(152,355)	(349,950)

Total Members' Equity	152,348,279	79,289,609

Total Liabilities and Members' Equity	$227,957,835	$114,242,189

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Revenue:
Rental income	$5,345,686	$7,503	$8,553,234	$7,503
Finance income	1,052,969	-	1,803,890	-
Interest and other income	329,610	13,755	618,594	13,755
Other financial gain	197,695	-	197,872	-

Total revenue	6,925,960	21,258	11,173,590	21,258
Expenses:
Management fees - Manager	372,010	-	559,147	-
Administrative expense reimbursements - Manager	741,180	191,327	1,431,999	191,327
General and administrative	491,507	22,945	725,898	22,945
Interest	644,751	-	929,709	-
Depreciation and amortization	2,925,719	7,841	4,671,927	7,841

Total expenses	5,175,167	222,113	8,318,680	222,113

Income (loss) before minority interest	1,750,793	(200,855)	2,854,910	(200,855)

Minority interest	(334,977)	-	(710,271)	-

Net income (loss)	$1,415,816	$(200,855)	$2,144,639	$(200,855)

Net income (loss) allocable to:
Additional Members	$1,401,658	$(198,846)	$2,123,193	$(198,846)
Manager	14,158	(2,009)	21,446	(2,009)

	$1,415,816	$(200,855)	$2,144,639	$(200,855)

Weighted average number of additional
member shares outstanding	157,613	8,429	136,157	8,429

Net income (loss) per weighted average
additional member share outstanding	$8.89	$(23.59)	$15.59	$(23.59)

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statements of Changes in Members' Equity

				Accumulated
	Additional			Other
	Member	Additional		Comprehensive	Total Members'
	Shares	Members	Manager	(Loss)	Equity
Balance, December 31, 2007	93,805	$79,657,951	$(18,392)	$(349,950)	$79,289,609
Net income		721,535	7,288	-	728,823
Change in valuation of
interest rate swap contract				(244,378)	(244,378)
Currency translation adjustment				427,262	427,262
Total comprehensive income					911,707
Proceeds from issuance of
additional members shares	41,757	41,636,704	-	-	41,636,704
Sales and offering expenses		(4,749,545)	-	-	(4,749,545)
Cash distributions to members	-	(2,403,838)	(24,281)	-	(2,428,119)

Period ended March 31, 2008 (unaudited)	135,562	$114,862,807	$(35,385)	$(167,066)	$114,660,356
Net income		1,401,658	14,158	-	1,415,816
Change in valuation of
interest rate swap contracts				10,299	10,299
Currency translation adjustment				4,412	4,412
Total comprehensive income					1,430,527
Proceeds from issuance of
additional members shares	44,888	44,727,928	-	-	44,727,928
Sales and offering expenses		(5,001,069)	-	-	(5,001,069)
Cash distributions to members	-	(3,434,675)	(34,788)	-	(3,469,463)

Period ended June 30, 2008 (unaudited)	180,450	$152,556,649	$(56,015)	$(152,355)	$152,348,279

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended June 30,
	2008	2007

Cash flows from operating activities:
Net income (loss)	$2,144,639	$(200,855)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Rental income paid directly to lenders by lessees	(3,692,450)	-
Finance income	(1,803,890)	-
Depreciation and amortization	4,671,927	7,841
Interest expense on non-recourse financing paid directly
to lenders by lessees	903,648	-
Interest expense from amortization of debt financing costs	26,061
Minority interest	710,271	-
Other financial gain	(197,872)	-
Changes in operating assets and liabilities:
Collection of finance leases	4,719,024	-
Other assets, net	(843,143)	(89,764)
Accrued expenses and other liabilities	215,198	114,825
Deferred revenue	(535,874)	-
Due from/to Manager and affiliates	354,532	192,156
Distributions to/from joint ventures and minority interest	(137,471)	-

Net cash provided by operating activities	6,534,600	24,203

Cash flows from investing activities:
Purchase of equipment	(92,697,800)	(7,322,307)
Investment in financing facility	(164,822)	-

Net cash used in investing activities	(92,862,622)	(7,322,307)

Cash flows from financing activities:
Proceeds from notes payable - non-recourse	38,699,640	-
Issuance of additional member shares, net of sales and offering expenses paid	76,614,018	14,447,705
Minority interest contribution in joint venture, net	4,076,251	-
Due to Manager and affiliates	-	133,045
Distributions to minority interest holder in joint venture	(213,867)	-
Cash distributions to members	(5,897,582)	(6,185)

Net cash provided by financing activities	113,278,460	14,574,565

Effects of exchange rates on cash and cash equivalents	378	-

Net increase in cash and cash equivalents	26,950,816	7,276,461

Cash and cash equivalents, beginning of the period	22,154,903	2,000

Cash and cash equivalents, end of the period	$49,105,719	$7,278,461

ICON Leasing Fund Twelve LLC
(A Delaware Limited Partnership)
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended June 30,
	2008	2007

Supplemental disclosure of non-cash investing and financing activities:
Principal and interest paid on non-recourse long-term debt
paid directly to lenders by lessees	$3,692,450	$-

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expects,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 30, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconcapital.com

or

•	Visiting www.sec.gov

or

•	Writing us at: P.O. Box 192706, San Francisco, CA 94119-2706

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.